Exhibit 4.3

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS.  THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT, ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN THIS WARRANT.

RA PHARMACEUTICALS, INC.

COMMON STOCK WARRANT

Original Issue Date:  December 1, 2010

Void After:  5 PM Boston Time on December 1, 2020

This Warrant Is Issued to

Stephen C. Blacklow

(hereinafter called the “Holder,” which term shall include the Holder’s legal representatives, heirs, successors and permitted assigns) by Ra Pharmaceuticals, Inc., a Delaware corporation (hereinafter referred to as the “Company”).  This Warrant may be transferred by the Holder only in accordance with the provisions of Section 13.

The Company hereby certifies as of the date first written above (the “Effective Date”) that, for value received, the Holder is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from the Company, at any time on or after the Original Issue Date and in any event not after the Expiration Date (as defined below), up to four hundred ninety eight (498) duly authorized, validly issued, fully paid, nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at an initial purchase price per share equal to $0.01 per share.  The number of shares of Common Stock and the purchase price thereof shall be adjusted or readjusted from time to time as provided in this Warrant (as so adjusted, the “Warrant Shares” and the “Exercise Price”, respectively).

“Expiration Date” means the earlier to occur of (i) the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the tenth anniversary of the Effective Date.

1.                                      Vesting; Exercise of Warrant.

1.1                               Vesting.  No portion of this Warrant may be exercised until such portion shall have vested and become exercisable.  Except as set forth below, and subject to the determination of the Company’s Board of Directors in its sole discretion to accelerate the vesting schedule hereunder, this Warrant shall be vested and exercisable with respect to the Warrant Shares on the respective dates indicated below:

(a)                                 25% of the Warrant Shares are vested and exercisable as of the Effective Date.

(b)                                 Thereafter, the remaining 75% of the Warrant Shares shall vest and become exercisable in 12 equal quarterly installments at the end of each quarter following the three (3)-month anniversary of the Effective Date.

(c)                                  Notwithstanding the foregoing, in the event the Exclusive License Agreement, effective as of November 29, 2010, by and between the Company and Anthony C. Forster (the “Forster License”) is terminated for any reason other than by Dr. Forster in connection with a breach of the Forster License by the Company or a bankruptcy or similar event involving the Company, (i) this Warrant shall remain exercisable with respect to any Warrant Shares that have become vested as of the date of such termination of the Forster License for a period of 90 days from the date of termination or until the Expiration Date, if earlier, and (ii) any portion of this Warrant that is not vested and exercisable as of the date of such termination shall terminate immediately upon the date of such termination of the Forster License and be null and void.

1.2                               Exercise.  The Holder may exercise this Warrant with respect to vested Warrant Shares, in whole or in part (except as to a fractional share), during the period beginning on the Original Issue Date and ending on the Expiration Date, by (i) delivering a subscription agreement, in the form attached hereto as Exhibit A (the “Subscription Form”), duly executed by the Holder, specifying the number of Warrant Shares to be issued to the Holder as a result of such exercise, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) tendering payment for the shares of Common Stock designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of indebtedness of the Company owed to the Holder, or in any combination thereof, of the applicable Exercise Price as to which this Warrant is being exercised.

2.                                      Net Exchange.  The Holder may, in lieu of exercising this Warrant with respect to vested Warrant Shares pursuant to the terms of Section 1, elect to exchange this Warrant at any time prior to the Expiration Date by delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Exchange Notice”), duly executed by the Holder, specifying the number of Warrant Shares to be issued to the Holder as a result of such exchange.  The Holder shall thereupon be entitled to receive the number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, and (ii) a fraction, the numerator of which is the Fair Market Value (as defined below) per share of Common Stock at the time of such exercise minus the Exercise Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded down to the nearest whole number of shares of Common Stock with any excess at the option of the Holder to be forfeited or to be paid in cash by the Company to the Holder.  For all purposes of this Warrant (other than Section 1 and this Section 2), any reference herein to the “exercise” of this Warrant shall be deemed to include a reference to the exchange of this Warrant for Common Stock in accordance with the terms of this Section 2.  For purposes of this Section 2, “Fair Market Value” shall mean the value most recently determined by either (a) a consummated sale of the Common Stock for cash, (b) a valuation exercise performed by an independent third party at the request of the Company, or (c) in the event that neither (a) nor (b) has occurred within the three-month period prior to the exercise date, then the Board of Directors, in good faith, shall determine the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, in any event, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock.  Notwithstanding the foregoing, the price paid in any private sale or transfer of shares by a stockholder of the Company shall not constitute “Fair Market Value” for purposes of this Warrant.

3.                                      Issuance of Stock Certificates.  As promptly as practicable after exercise or exchange and surrender of this Warrant and receipt of payment of the aggregate Exercise Price (if applicable), the Company shall issue and deliver to the Holder a certificate or certificates for the shares purchased hereunder in the name of the Holder.

4.                                      Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.

4.1                               Manner of Adjustment.

(a)                                 Stock Dividends, Distributions or Subdivisions.  In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Exercise Price in effect immediately before such stock dividend, stock  distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of Warrant Shares shall be proportionately increased.

(b)                                 Combinations or Consolidations.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(c)                                  Adjustment for Reclassification, Exchange or Substitution.  In the event that the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 4.1(a), 4.1(b) or 4.1(d)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(d)                                 Adjustment for Merger, Consolidation or Sale of Assets.  In the event that the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the Warrant Shares would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

4.2                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.3                               Closing of Books.  The Company shall at no time close its transfer books against the transfer of any of Warrant Shares in any manner which interferes with the timely and proper issuance of such shares.

5.                                      Effect of Certain Transactions.  If: (i) the Company effects a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 12, 2010, as the same may be further amended and/or restated from time to time), (ii) the Company is liquidated, dissolved or wound-up voluntarily or involuntarily, (iii) the stockholders of the Company sell all of the Company’s capital stock, or (iv) the Company is involved its first underwritten public offering of its Common Stock under the Act (each event identified in the immediately preceding clauses (i) - (iv) referred herein to as a “Transaction”), in any case while this Warrant remains outstanding, this Warrant shall terminate upon the effective time of such Transaction unless provision is made in connection with such Transaction for the assumption or continuation of this Warrant by the Company or its successor entity; provided, that the Holder shall be permitted within a specified period of time prior to the consummation of the Transaction as determined by the Company’s Board of Directors, to exercise such portion of the Warrant that is then exercisable or will become exercisable as of the effective time of the Transaction; provided, further, that the exercise of any portion of the Warrant not exercisable prior to the consummation of the Transaction shall be subject to the consummation of the Transaction.

6.                                      Covenants of the Company.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights.  All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

7.                                      Certain Restrictions on Warrant Shares.  In addition to any other agreements that the Holder is subject to, the Holder, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during a period of up to one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the filed under the Act; provided, however, that (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and (b) all holders of registration rights with respect to securities of the Company, all officers and directors of the Company and all persons including shares in such offering enter into similar agreements.  The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

8.                                      Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the Subscription Form or Exchange Notice duly executed and the tender of payment of the aggregate Exercise Price (if applicable) at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid or exchanged.

9.                                      No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of Warrant Shares.  A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of Warrant Shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of Warrant Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

10.                               Notices to Holder.  If at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

(a)                                 The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)                                 The consummation of a Transaction;

then, in any one or more of said events, the Company shall give to the Holder written notice of such event.  Such notice shall set forth the date on which such event shall take place, shall if applicable specify the deadline date as of which the holders of Common Stock of record shall be entitled or required to take any action, or the record date with respect to any dividend, and shall be given at least twenty (20) days prior to the deadline or record date.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or the making of any such distribution or any action in connection with any such proposed Transaction.

11.                               Addresses for Notices.  All notices, requests, consents and other communications hereunder shall be in writing, either delivered in hand or mailed by registered or certified mail, return receipt requested, or sent by facsimile, and shall be deemed to have been duly made when delivered:

(a)                                 If to the Holder, to the Holder’s address as shown on the books of the Company; or

(b)                                 If to the Company, to Ra Pharmaceuticals, Inc., Attn: President, at the Company’s present address.

12.                               Substitution.  In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

13.                               Transfer Restrictions.

13.1                        No Transfer of Warrant.  This Warrant shall be exercisable only by the Holder.  Without the prior written consent of the Company, this Warrant shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 13, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

13.2                        Company Right of First Refusal.  At any time following any exercise of this Warrant in whole or in part, in the event that the Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s issued Warrant Shares, the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer.  Such notice shall state the number of Warrant Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee.  At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice.  The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period.  If the Company or its assigns elect to exercise its purchase rights under this Section 13.2, the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder.  In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice.

14.                               Taxes.  The Company makes no representation about tax treatment to the Holder with respect to receipt or exercise of this Warrant or acquiring, holding or disposing of the Warrant Shares, and the Holder represents that the Holder has had the opportunity to discuss such treatment with the Holder’s tax advisers.

15.                               Remedies.  Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and shall not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.                               Governing Law.  This Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

17.                               Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; provided that a majority-in-interest of the Holders (as determined by reference to the number of Warrant Shares that are issuable upon exercise of all the then outstanding Warrants) may change, waive, discharge or terminate their applicable Warrants and any term thereunder on behalf of all of the Holders.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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* * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed effective as of the date first written above.

RA PHARMACEUTICALS, INC.

	By:	/s/ Douglas A. Treco

Name: Douglas A. Treco, Ph.D.

Title: President

Acknowledged and agreed:

/s/ Stephen C. Blacklow
Stephen C. Blacklow

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

Exhibit A

SUBSCRIPTION FORM

(To be Executed by the Holder

in Order to Exercise the Warrant)

Date:    12/21/2010

To:                             D. Treco

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase  124 shares of the Common Stock covered by such Warrant and herewith makes payment of $1.24, representing the [full/partial] purchase price for such shares at the price per share provided for in such Warrant.  Capitalized terms defined, but not used, herein shall have the meanings ascribed to them in such Warrant.

The undersigned hereby agrees to take such other action and execute and deliver such other documents as the Company may require, in connection with the issue of shares of Common Stock to the undersigned as aforesaid, in order to comply with the provisions of such Warrant.

The undersigned is aware that the Common Stock has not been registered under the Act or any state securities laws.  The undersigned understands that the reliance by the Company on exemptions under the Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Subscription Form and such Warrant.

The undersigned represents and warrants that (1) the undersigned has been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the purchase of the Common Stock, (2) the undersigned has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered by the Company to the satisfaction of the undersigned, (3) the undersigned has been given the opportunity to obtain any additional information the undersigned deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company, (4) the undersigned has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto, and (5) the undersigned is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act.

The undersigned hereby represents and warrants that the undersigned is purchasing the Common Stock for the account of the undersigned and not with a view to the sale or distribution of all or any part of the Common Stock.

The undersigned understands that because the Common Stock has not been registered under the Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that the undersigned shall in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of legal counsel to the undersigned (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

The undersigned consents to the placing of a legend on the undersigned’s certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

The undersigned has considered the Federal and state income and other tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.

Stephen C. Blacklow
Printed Name of Holder (Must conform in all respects to name of Holder as specified on the face of such Warrant)

/s/ Stephen C. Blacklow
Signature

Name of Signatory (for an entity only)

Title of Signatory (for an entity only)

Exhibit B

EXCHANGE NOTICE

(To be Executed by the Holder

in Order to Exchange the Warrant)

Date:

To:                             [        ]

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to exchange such Warrant with respect to                 shares of the Common Stock of the Company (the “Common Stock”) covered by such Warrant which such Holder would be entitled to receive upon the exercise thereof.  Capitalized terms defined, but not used, herein shall have the meanings ascribed to them in such Warrant.

The undersigned hereby agrees to take such other action and execute and deliver such other documents as the Company may require, in connection with the issue of shares of Common Stock to the undersigned as aforesaid, in order to comply with the provisions of such Warrant.

The undersigned is aware that the Common Stock has not been registered under the Act or any state securities laws.  The undersigned understands that the reliance by the Company on exemptions under the Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Exchange Notice and such Warrant.

The undersigned represents and warrants that (1) the undersigned has been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the receipt of the Common Stock, (2) the undersigned has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered by the Company to the satisfaction of the undersigned, (3) the undersigned has been given the opportunity to obtain any additional information the undersigned deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company, (4) the undersigned has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of receiving the Common Stock and to make an informed investment decision relating thereto, and (5) the undersigned is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act.

The undersigned hereby represents and warrants that the undersigned is receiving the Common Stock for the account of the undersigned and not with a view to the sale or distribution of all or any part of the Common Stock.

The undersigned understands that because the Common Stock has not been registered under the Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that the undersigned shall in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of legal counsel to the undersigned (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

The undersigned consents to the placing of a legend on the undersigned’s certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

The undersigned has considered the Federal and state income and other tax implications of the exchange of the Warrant and the receipt and subsequent sale of the Common Stock.

Printed Name of Holder (Must conform in all respects to name of Holder as specified on the face of such Warrant)

Signature

Name of Signatory (for an entity only)

Title of Signatory (for an entity only)